UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 18, 2017, we filed a Current Report on Form 8-K (the “Original Report”) to report the voting results of the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”), including, among other matters, a non-binding advisory vote on the frequency of future advisory votes on executive compensation (“say-on-pay votes”). The sole purpose of this Current Report on Form 8-K/A is to disclose, pursuant to Item 5.07(d) of Form 8-K, the determination of our Board of Trustees on the frequency of future say-on-pay votes. Except for the foregoing, this Current Report on Form 8-K/A does not modify or update any other disclosure contained in the Original Report, and this Current Report on Form 8-K/A should be read in conjunction with the Original Report.

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

A non-binding advisory vote was taken at the 2017 Annual Meeting on the frequency of future say-on-pay votes. Our Board of Trustees has determined, consistent with the vote of our shareholders and in accordance with the previous recommendation of our Board of Trustees, that we will continue to hold future say-on-pay votes on an annual basis until the next required vote on the frequency of say-on-pay votes is presented to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: October 3, 2017	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer